                               AMENDMENT NO. 1 TO
                              FORBEARANCE AGREEMENT
                                       AND
                                 AMENDMENT NO. 3
                                TO LOAN AGREEMENT


         THIS AMENDMENT NO. 1 TO FORBEARANCE AGREEMENT is made as of May 28, 1999 by and among TEXFI INDUSTRIES, INC., a Delaware corporation (the "Borrower"), BANKBOSTON, N.A. and THE CIT GROUP/COMMERCIAL SERVICES, INC. (the "Lenders") and BANKBOSTON, N.A., as the agent (the "Agent") for the Lenders, BANCBOSTON LEASING INC., a Massachusetts corporation ("BBL"), and BACK BAY CAPITAL FUNDING LLC, a Delaware limited liability company ("Back Bay").

                              Preliminary Statement

         The Borrower, the Lenders and the Agent are parties to a Loan and Security Agreement dated as of August 28, 1998, as amended by Amendment No. 1 dated as of December 14, 1998 and Amendment No. 2 dated as of February 25, 1999 (said Agreement, as so amended, the "Loan Agreement") and the Borrower, the Lenders, the Agent, BBL and Back Bay are parties to the Forbearance Agreement dated as of February 28, 1999 (the "Forbearance Agreement", terms defined therein or by reference therein and not otherwise defined herein being used herein as therein defined).

         Events of Default have occurred and are continuing under the Loan Agreement as described on Schedule 1 (the "Loan Agreement Defaults"). The other Forbearance Defaults have occurred and are continuing as described on Schedule
2. Additionally, the Borrower is in default under the Forbearance Agreement by reason of its failure to comply with Section 2(c) and Section 3(b) as described on Schedule 3 (the "Additional Defaults"). All Loan Agreement Defaults, Forbearance Defaults and the Additional Defaults referred to in this paragraph and any continuation or repetition of such specified Loan Agreement Defaults, Forbearance Defaults and Additional Defaults, are referred to hereinafter as the "Existing Forbearance Defaults."

         The Borrower has requested that the Forbearance Period be extended from May 28, 1999 to July 28, 1999 and the Lenders, the Agent, BBL and Back Bay have agreed to such extension upon and subject to all of the terms, conditions and provisions hereof. Further, the Borrower has requested that the Revolving Credit Facility be reduced from $40,000,000 to $30,000,000 and the Agent and the Lenders have agreed to such reduction upon and subject to all of the terms, conditions and provisions hereof

         Accordingly, in consideration of the Loans, the Term Loan outstanding under and as defined in the Back Bay Agreement, the Equipment Leases, the mutual undertakings hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         Section 1. Acknowledgments and Agreements by Borrower. The Borrower
                    ------------------------------------------
acknowledges and agrees that:

         (i) Existing Forbearance Defaults have occurred and now exist under the Forbearance Agreement, the Loan Agreement, the other Loan Documents, the Existing Leases, the Back Bay Agreement and the other "Loan Documents" as defined in the Back Bay Agreement (the "Forbearance Documents") and are continuing by reason of the existence of the Existing Forbearance Defaults; and

         (ii) The Forbearance Documents executed and delivered by the Borrower are the legal, valid and binding obligations of the Borrower, enforceable against it in accordance with their respective terms.

         Section 2. Amendments to Forbearance Agreement. Subject to the
                    -----------------------------------
provisions of Section 4, the Forbearance Agreement is hereby amended by

         (a) deleting the term "Forbearance Defaults" and all references throughout the Forbearance Agreement and substituting therefor the term "Existing Forbearance Defaults";

         (b) amending Section 2 Agreement to Forbear by inserting following
                                --------------------
subsection (c) thereof, the following additional subsections (d) through (f) and redesignating existing (second) subsections (c) [sic] and (d) as subsections (g) and (h):

                  (d) by amending the definition "Applicable Margin" by deleting the phrase "as to Base Rate Loans, 1%" and substituting therefor "as to Base Rate Loans, 2%";

                  (e) by amending subsection (h) of the definition "Eligible Receivable" by adding at the end thereof the phrase "or if the Account Debtor is Daisy Group such Receivable is greater than $1,000,000 on or before July 9, 1999 and thereafter such Receivable is greater than $796,000 or if the Account Debtor is All-American Sportswear, such Receivable is greater than $629,000,";

                  (f) by amending Section 11.1 in its entirety to read as follows:

                           SECTION 11.1. Financial Ratios. Permit EBITDA for (i)
                                         ----------------
                  May 1999 to be less than ($190,000), (ii) May and June 1999 to be less than ($300,000), (iii) May, June and July 1999 to be less than ($600,000), (iv) May, June, July and August 1999 to be less than ($300,000) or (v) May 1 through September 30, 1999 to be less than $100,000.

and amending the final grammatical paragraph of Section 2 by deleting therefrom the date "May 28, 1999," and substituting therefor the phrase "July 28, 1999, as the same may be extended at the Borrower's option by notice to the Agent not later than July 23, 1999, accompanied by the payment of $1,000,000 (to be applied to outstanding Revolving Credit Loans), to September 28, 1999, provided that the source of such $1,000,000 payment shall be funded to the Borrower either through capital contributions or subordinated loans, in form and substance reasonably satisfactory to the Agent, and the Borrower acknowledges and agrees (i) that such subordinated loans shall be made by Moore Assets International Limited (registration no. 84998B), a company organized under the International Business Companies Act of the Commonwealth of the Bahamas or, with the consent of the Agent, by another Person, and (ii) that the Borrower shall not pay any interest on or repay any principal on such subordinated loans, or";

         (c) by amending Section 3 Forbearance Conditions by deleting
                                   ----------------------
subsections (d) and (e) thereof and substituting therefor the following:

                  (d) the Borrower shall have executed and delivered such amendment to the Back Bay Agreement, acknowledgment addressed to Back Bay, or other instrument or agreement as may be satisfactory to Back Bay in form and substance, the effect of which is to (i) increase the interest rate applicable to the Borrower's obligations under the Back Bay Agreement by 1% per annum and (ii) provide for the fee payable to Back Bay beginning August 31, 1999 in the amount of $390,000, to be fully earned and non-refundable upon the execution and delivery by Back Bay and the Borrower of any extension or amendment extending this Agreement at least 60 days beyond May 28, 1999 and payable in two installments with the first payment due on August 31, 1999 in the amount of $78,000 and the second payment due on September 29, 1999 in the amount of $312,000;

                  (e) Contemporaneously with the execution and delivery of this Amendment, the Borrower shall have received $1 million in cash, being the net proceeds of a subordinated loan made by Moore Assets International Limited (registration no. 84998B), a company organized under the International Business Companies Act of the Commonwealth of the Bahamas, pursuant to documentation substantially in the form attached hereto as Exhibit A and otherwise in form and substance satisfactory to the Agent (together with the amount loaned to the Borrower in connection with the effectiveness of the Forbearance Agreement and any further amount loaned to the Borrower in connection with the optional extension of the Forbearance Period to September 28, 1999, the "MAI Loan"), the proceeds of the MAI Loan shall be applied upon receipt to repayment of Revolving Credit Loans outstanding under the Loan Agreement (but without any reduction in the Revolving Credit Facility), and the Borrower acknowledges and agrees that it shall not pay any interest on or repay any principal of the MAI Loan;

         Section 3. Amendments to Loan Agreement. Subject to the provisions of
                    ----------------------------
Section 4, the Loan Agreement is hereby amended by

                  (a) amending the definition "Revolving Credit Facility" by
                                               -------------------------
         deleting the amount "$40,000,000" appearing therein and substituting therefor the amount "$30,000,000";

                  (b) deleting therefrom Annex A and substituting therefor, Annex A in the form of Annex 1 attached hereto.

         Section 4. Conditions to Effectiveness; Effectiveness. (a) This
                    ------------------------------------------
Amendment shall become effective (the "Amendment Effective Date") when the Agent has received at least one counterpart of this Amendment executed and delivered by each other party thereto and, for the account of the Lenders, an amount equal to $1 million to be applied to repayment of the Revolving Credit Loans.

         (b) From and after the Amendment Effective Date, all references to the Forbearance Agreement in that document or in any related agreement, certificate, instrument or other document shall mean and be references to the Forbearance Agreement, as amended by this Agreement. Except as expressly amended hereby, the Forbearance Agreement and all terms, conditions and provisions thereof remain in full force and effect and are hereby ratified and confirmed.

         (c) From and after the Amendment Effective Date all references in the Loan Agreement and in any other "Loan Document" as defined therein to "this Agreement," "the Loan Agreement," "hereunder," "hereof" and words of like import referring to the Loan Agreement, shall mean and be references to the Loan Agreement as amended by this Amendment. Except as expressly amended hereby, the Loan Agreement and all terms, conditions and provisions thereof remain in full force and effect and are hereby ratified and confirmed.

         Section 5. Representations and Warranties of Borrower. The Borrower
                    ------------------------------------------
hereby represents and warrants to the Agent, the Lenders, BBL and Back Bay that:

         (a) The Borrower has no knowledge of any Defaults or Events of Default existing under the Loan Documents or "Events of Default" existing under the Back Bay Agreement or the other "Loan Documents" as defined therein or defaults existing under the Equipment Leases, other than the Existing Forbearance Defaults, and, except by reason of the Additional Defaults, the Forbearance Period has not terminated;

         (b) Subject to such existing Events of Default and "Events of Default," the representations and warranties of the Borrower set forth in the Loan Documents (as defined in the Loan Agreement and the Back Bay Agreement) are true and correct in all material respects on and as of the date of this Agreement;

         (c) The Borrower has the power and authority and has taken all necessary steps to authorize it to execute, deliver and perform its obligations under this Agreement in accordance with its terms, this Agreement has been duly executed and delivered by the Borrower and is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms; and

         (d) The execution, delivery and performance by the Borrower of this Agreement does not require any Governmental Approval, violate any Applicable Law, conflict with or result in a breach of the Borrower's certificate of incorporation or by-laws, or conflict with or result in a breach of or constitute a default under any material provisions of any indenture, agreement or other instrument to which the Borrower is a party or by which the Borrower or any of its property may be bound or any Governmental Approval applicable to the Borrower or its property.

         Section 6. Governing Law; General Provisions. (a) This Amendment shall
                    ---------------------------------
be governed by and construed in accordance with the laws of the State of Georgia (without reference to conflict of laws principles).

         (b) This Amendment may be executed in any number of copies and by the parties on separate copies, all of which taken together shall constitute a single agreement.

         (c) The parties to the Forbearance Agreement do not intend to create, and no provision hereof shall be deemed to have created, any rights in favor of any Person not a party to the Forbearance Agreement.

         Section 7. No Waiver. (a) None of the Forbearance Agreement as amended
                    ---------
by this Amendment, the forbearance by the Agent and the Lenders and Back Bay hereunder, the Lenders' continued Revolving Credit Loans to the Borrower in accordance with the terms of the Loan Agreement and the Forbearance Agreement as amended by this Amendment or the Agent's or the Lenders' or Back Bay's discussions or negotiations with the Borrower or any Affiliate of the Borrower are intended to be, nor are they nor shall they be deemed to be, a waiver of or consent to the Events of Default or "Events of Default" (as defined in the Back Bay Agreement) referred to herein or any other Default or Event of Default or "Event of Default." The Borrower agrees that no Default or Event of Default or "Event of Default" (as defined in the Back Bay Agreement) has been waived or released, or shall be considered to have been cured by reason of the Agent and the Lenders or Back Bay entering into the Forbearance Agreement or this Amendment or performing the terms hereof, including, without being limited to, forbearing from the exercise of available remedies and making further Revolving Credit Loans to the Borrower.

         (b) None of the Forbearance Agreement, the forbearance by the Agent and the Lenders, BBL, and Back Bay hereunder, the Lenders' continued Revolving Credit Loans to the Borrower in accordance with the terms of the Loan Agreement and this Agreement or the Agent's or the Lenders', BBL's or Back Bay's discussions or negotiations with the Borrower or any Affiliate of the Borrower are intended to be, nor are they nor shall they

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

be deemed to be, a waiver or forbearance of any of the rights, powers or remedies of The CIT Group/Commercial Services, Inc. with respect to the ledger debt of the Borrower (which is indebtedness for goods and services purchased by the Borrower from any party whose accounts receivable are factored or financed by The CIT Group/Commercial Services, Inc.).

         Section 8. Release; Waiver of Jury Trial. (a) TO INDUCE THE LENDERS AND
                    -----------------------------
THE AGENT AND BACK BAY TO ENTER INTO THIS AMENDMENT, THE BORROWER HEREBY RELEASES EACH LENDER AND THE AGENT AND BACK BAY, THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND ASSIGNS, FROM ANY AND ALL CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION AND OTHER LIABILITIES OF ANY KIND, WHETHER MATURED OR UNMATURED OR CONTINGENT, LIQUIDATED OR UNLIQUIDATED, AT LAW OR IN EQUITY, THAT THE BORROWER HAS OR HAS HAD AGAINST ANY LENDER OR THE AGENT OR BACK BAY.

         (b) EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATED TO THE FORBEARANCE AGREEMENT AS AMENDED HEREBY.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed and delivered by its duly authorized officer(s) as of the date first above written.


                                           BORROWER:

[Corporate Seal]                           TEXFI INDUSTRIES, INC.
Attest:

                                           By:
By:                                            Name:
     Robert P. Ambrosini                       Title:
     Executive Vice President and
     Chief Financial Officer

                                           AGENT:

                                           BANKBOSTON, N.A.


                                           By:
                                               Christian B. Colson
                                               Managing Director

                                           LENDERS:

                                           BANKBOSTON, N.A.


                                           By:
                                                Christian B. Colson
                                                Managing Director

                                           Address:
                                                115 Perimeter Center Place, N.E.
                                                Suite 500
                                                Atlanta, Georgia  30346
                                                Attn:  Christian B. Colson
                                                Facsimile No.:  (770) 393-4166

                                           THE CIT GROUP/COMMERCIAL
                                            SERVICES, INC.:


                                           By:
                                               Grover P. Reinle
                                               Senior Vice President

                                           Address:
                                                1211 Avenue of the Americas
                                                New York, New York  10036
                                                Attn:  Grover P. Reinle
                                                Facsimile No.:  (212) 382-6840

                                           BANCBOSTON LEASING INC.:


                                           By:
                                               Name:
                                               Title:

                                           Address:
                                                100 Federal Street
                                                Boston, Massachusetts  02110
                                                Att:  Jeanette M. Knoblock
                                                Facsimile no.:  (617) 434-0974

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

                                           BACK BAY:

                                           BACK BAY CAPITAL FUNDING LLC


                                           By:
                                               Name:
                                               Title:

                                           Address:
                                                40 Broad Street
                                                Boston, Massachusetts 02109
                                                Attn:  Robert DeAngelis
                                                Facsimile No.:  (617) 434-4339

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

                                                              Amendment No. 1 to
                                                           Forbearance Agreement
                                                          and Amendment No. 3 to
                                                                  Loan Agreement


                                                                   SCHEDULE 1

                           Existing Events of Default
                           --------------------------
                                 Loan Agreement
                                 --------------


1. Failure to furnish financial statements for Fiscal Year 1998 in accordance with Section 10.1(a) of the Loan Agreement.

2. Failure to furnish timely financial reports for first Fiscal Quarter of Fiscal Year 1999 in accordance with Section 10.1(b) of the Loan Agreement.

3.       Noncompliance with the provisions of Section 11.1(b) (Minimum Capital
         Funds).

4. Noncompliance with the provisions of Section 11.1(a) (Debt Service Coverage Ratio).

5. Event of Default pursuant to Section 12.1(e) of the Loan Agreement by reason of (i) the Back Bay Defaults, (ii) failure to make February 1, 1999 interest payments due under the 8.75% Debenture, (iii) failure to make April 1, 1999 interest payments due under the Extendible Debenture, and (iv) failure of Borrower to redeem Series C Debentures put to the Borrower by certain Series C Debenture holders pursuant to the Extendible Debenture.

6.       Non-payment of 1997 real property taxes in State of North Carolina.

7.       February payment default under the Equipment Leases.

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

                                                              Amendment No. 1 to
                                                           Forbearance Agreement
                                                          and Amendment No. 3 to
                                                                  Loan Agreement


                                                                SCHEDULE 2


                          A. Existing Events of Default
                          -----------------------------
                               Back Bay Agreement
                               ------------------


1. Failure to furnish financial statements for Fiscal Year 1998 in accordance with Section 5-7 of the Back Bay Agreement.

2. Failure to furnish timely financial reports for first Fiscal Quarter of Fiscal Year 1999 in accordance with Section 5-5 of the Back Bay Agreement.

3. Noncompliance with the provisions of Section 5-11 (maintenance of (Minimum Capital Funds and Debt Service Coverage Ratio).

4. Event of Default pursuant to Section 8-6 of the Back Bay Agreement by reason of the Events of Default (as defined in the Loan Agreement).

5.       Non-payment of real property taxes in State of North Carolina.


                          B. Existing Events of Default
                          -----------------------------
                                Equipment Leases
                                ----------------


1. Failure to make timely payment of February rentals due and owing under the Equipment Leases.

                                                              Amendment No. 1 to
                                                           Forbearance Agreement
                                                          and Amendment No. 3 to
                                                                  Loan Agreement


                                                                  SCHEDULE 3

                            Existing Event of Default
                            -------------------------
                              Forbearance Agreement
                              ---------------------


1. Failure to comply with Section 2(c) of the Forbearance Agreement by reason of permitting EBITDA for (i) February and March 1999 to be less than $550,000 and (ii) February, March and April 1999 to be less than $1,050,000.

2. Failure to comply with Section 3(b) of the Forbearance Agreement by reason of Borrower's failure to make timely payment of May rentals due and owing under the Equipment Leases.

                                                              Amendment No. 1 to
                                                           Forbearance Agreement
                                                          and Amendment No. 3 to
                                                                  Loan Agreement

                                                                         ANNEX 1



                                                                         ANNEX A

                                   COMMITMENTS


BankBoston, N.A.                                                  $15,000,000

The CIT Group/Commercial Services, Inc.                           $15,000,000

15